UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2006

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

Upon issuance of the Series A Preferred Stock (defined in Item 5.03 below) on September 12, 2006, the ability of SunTrust Banks, Inc. (the “Registrant”) to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock will be subject to certain restrictions in the event that the Registrant fails to pay dividends on its Series A Preferred Stock. These restrictions are set forth in the Articles of Amendment establishing the terms of the Series A Preferred Stock, a copy of which is listed as Exhibits 3.1 and 4.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 6, 2006, the Registrant filed Articles of Amendment to its Restated Articles of Incorporation with the Secretary of State of the State of Georgia, setting forth the terms of its Perpetual Preferred Stock, Series A, no par value and $100,000 liquidation preference per share (the “Series A Preferred Stock”). A copy of the Articles of Amendment relating to the Series A Preferred Stock is listed as Exhibits 3.1 and 4.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On September 12, 2006, in connection with the closing of the offering of depositary shares (the “Depositary Shares”) representing interests in the Series A Preferred Stock, the Registrant entered into a Replacement Capital Covenant (the “RCC”), whereby the Registrant covenanted in favor of certain of its debtholders, who are initially the holders of the Initial Covered Debt (as defined in the RCC), that, if the Registrant or a subsidiary repurchases or redeems any Series A Preferred Stock, the Registrant or its subsidiaries will do so only if and to the extent that the total redemption or repurchase price is equal to or less than designated percentages of the net cash proceeds that the Registrant or its subsidiaries have received during the 180 days prior to such redemption or repurchase from the issuance of other securities or combinations of securities that have equal or better equity characteristics than the Shares and qualify as Tier 1 capital under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. The Initial Covered Debt (as defined in the RCC) is the Registrant’s 6% Subordinated Notes due 2026, which have a CUSIP No. 867914AH6. A copy of the RCC is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional exhibits are filed herewith in connection with the offering, issuance and sale of Depositary Shares under the Registrant’s Registration Statement on Form S-3 (No. 333-137101).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated September 5, 2006 between the Registrant, on the one hand, and Goldman, Sachs & Co., SunTrust Capital Markets, Inc. and Morgan Stanley & Co. Inc., as representatives of the several Underwriters named therein, on the other hand.

3.1 & 4.1	Articles of Amendment of Registrant with respect to the Series A Preferred Stock dated September 6, 2006.

4.2	Form of certificate representing the Series A Preferred Stock.

4.3	Form of Deposit Agreement between Registrant, U.S. Bank National Association, and the holders from time to time of the Depositary Receipts described therein.

4.4	Form of Depositary Receipt (included as part of Exhibit 4.3).

5.1	Opinion of King & Spalding LLP relating to the depositary shares representing interests in the Registrant’s Series A Preferred Stock.

99.1	Replacement Capital Covenant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: September 12, 2006	By:	/s/ David A Wisniewski
David A Wisniewski
Group Vice President